Exhibit 99.2

Participants
CORPORATE PARTICIPANTS
Pablo E. Paez	Blake Davis
Executive Vice President-Corporate	President, GEO Secure Services, The GEO
Relations, The GEO Group, Inc.	Group, Inc.

George C. Zoley	Ann M. Schlarb
Chairman, Chief Executive Officer &	President-GEO Care & Senior Vice
Founder, The GEO Group, Inc.	President, The GEO Group, Inc.

Brian R. Evans
Chief Financial Officer & Senior Vice
President, The GEO Group, Inc.

OTHER PARTICIPANTS
Joe Gomes	Jordan M. Sherman
Analyst, Noble Capital Markets, Inc.	Portfolio Manager, Ranger Global Real
Estate Advisors LLC
Mitra Ramgopal
Analyst, Sidoti & Co. LLC	Nicholas Jarmoszuk
Analyst, Stifel, Nicolaus & Co., Inc.
Kirk Ludtke
Analyst, Imperial Capital LLC

Management Discussion Section
Operator

Good day and welcome to The GEO Group Fourth Quarter 2020 Earnings Conference Call. All participants will be in a listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference over to Pablo Paez, Executive Vice President of Corporate Relations. Please go ahead, sir.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, operator. Good morning, everyone, and thank you for joining us for today’s discussion of The GEO Group’s fourth quarter and full-year 2020 earnings results. With us today are George Zoley, Chairman, Chief Executive Officer, and Founder; Brian Evans, Chief Financial Officer; Ann Schlarb, President of GEO Care; and Blake Davis, President of GEO Secure Services.

This morning, we will discuss our fourth quarter and full-year results and our outlook. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our investor website at investors.geogroup.com.

Today, we will discuss non-GAAP basis information. A reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and the supplemental disclosure we issued this morning.

Additionally, much of the information we will discuss today, including the answers we give in response to your questions, may include forward-looking statements regarding our beliefs and current expectations with respect to various matters. These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws.

Our actual results may differ materially from those in the forward-looking statements as a result of various factors contained in our Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

With that, please allow me to turn this call over to our Chairman and CEO, George Zoley. George?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Thank you, Pablo, and good morning to everyone. Today, we reported our fourth quarter and full-year 2020 results and issued our final guidance for 2021. During the fourth quarter, our operating divisions continue to face challenges associated with the ongoing COVID-19 pandemic. Over the course of the pandemic, we experienced a decline in overall occupancy levels at several of our federal facilities. Due to the decline in overall federal population, we have previously announced that the Federal Bureau of Prisons had decided not to renew three of our BOP contracts that are scheduled to expire during the first quarter of 2021.

More recently, the President issued an executive order directing the Attorney General to not renew DOJ contracts with privately operated criminal detention facilities. While we continue to monitor the scope and implementation timeline for this order, we have assumed that it could result in additional non-renewals of our BOP contracts in 2021 and coming years.

And we have incorporated this assumption into our guidance.

Unlike the BOP, the US Marshals Service, which is also under the US Department of Justice, does not own and operate its facilities. The US Marshals Service contracts for bed capacity which is generally located in areas near federal courthouse to house pretrial offenders who have been charged with federal crimes under the laws passed by Congress. The US Marshals Service contracts for these facilities primarily through – contracts primarily for these facilities through intergovernmental service agreements and to a lesser extent, direct contracts.

The US Marshals Service may determine to conduct a review of the possible application of the executive order on its facilities. Our GEO Care segment has also been impacted by lower occupancy levels across our reentry centers, day reporting programs, and youth services facilities due to COVID-19.

During the fourth quarter, we incurred a non-cash goodwill impairment charge associated with our reentry centers primarily due to the negative impact the pandemic had on this segment. Despite these challenges, we believe our company remains resilient and is underpinned by long-term real estate assets and supported by contracts entailing essential government services. We’ve provided these essential services to government agencies at the federal and state levels under both Democratic and Republican administrations and during times when either party has been in control of the legislative branch of the government.

Our frontline employees remain focused on providing high-quality services and humane care for all those entrusted to us. During the past year, our employees have shown incredible commitment and resilience as our company has managed through unprecedented times, and we are very proud of their dedication.

From the outset of the pandemic, we have implemented companywide steps to mitigate the risks of COVID-19 to all those in our care and our employees, and we continue to evaluate these steps. Ensuring the health and safety of all those in our facilities and our employees has always been our number one priority. We also recognized that in addition to the challenges associated with COVID-19 heightened political rhetoric has led to a mischaracterization of our role as a government services provider hence created concerns regarding our future access to financing.

Our board of directors and our management team are aware of the importance of allocating capital to pay down debt in the current environment. Consistent with our previous guidance, we paid down approximately $100 million in net debt during 2020.

To continue our focus on paying down debt, our board recently reduced our quarterly dividend payment to $0.25 per share for the quarter. Our board will continue to evaluate our dividend and capital allocation strategy, including our planned capital expenditures with a goal of targeting a minimum of $75 million to $100 million in net debt repayment in 2021 and annually thereafter.

Additionally, we continue to evaluate cost-savings opportunities at the corporate and facility levels, and we have identified several company-owned assets that could potentially be sold. We remain committed to balance our continued creation of value for our shareholders with prudent management of our balance sheet.

At this time, I’ll turn the call over to Brian Evans to review our financial results, guidance and liquidity position.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Thank you, George. Good morning, everyone. Today, we reported fourth quarter revenues of approximately $578 million and net income attributable to GEO of $0.09 per diluted share. Our fourth quarter results reflect a non-cash goodwill impairment charge of approximately $21 million.

This goodwill impairment charge is associated with our community-based reentry centers which have been negatively impacted by the COVID-19 pandemic. Our fourth quarter results also reflect a $5.7 million pre-tax loss on real estate assets, a $2.3 million pre-tax gain on the extinguishment of debt, and $2.5 million in pre-tax COVID-19-related expenses. Excluding these items, we reported fourth quarter adjusted net income of $0.33 per diluted share. We also reported fourth quarter AFFO of $0.62 per diluted share.

Moving to our outlook. The COVID-19 pandemic continues to have a negative impact on several segments of our company. The pandemic has resulted in lower occupancy levels at several of our facilities and programs beginning last March and continuing through the end of 2020. As we have previously disclosed, the Federal Bureau of Prisons has decided that it will not renew our contract for the D. Ray James Georgia, Rivers North Carolina, and Moshannon Valley Pennsylvania facilities due to the decline in the federal prison populations more recently as a result of the COVID pandemic.

The D. Ray James facility contract expired on January 31, and the two other contracts are set to expire on March 31. And our guidance for 2021 accounts for these expirations. Additionally, the administration has issued an executive order directing the US Attorney General to not renew DOJ contracts with privately operated criminal detention facilities. While we continue to monitor the scope and implementation timeline of this order, our guidance presently accounts for the potential non-renewal of three additional BOP contracts that have option periods expiring in 2021.

The COVID-19 pandemic has also resulted in lower occupancy levels across our other federal reentry and youth facilities. Our 2021 guidance assumes a continued impact of COVID-19 in the first part of the year with a slow recovery to more normalized operations by the–by year-end. Our guidance also reflects the activation of our three ICE Annex facilities in California and our US Marshals facility in Eagle Pass, Texas which began last year. We expect to achieve normalized operations at these four facilities over the course of 2021.

Taking all these factors into account, we expect full-year 2021 net income attributable to GEO to be in a range of $0.88 to $0.98 per diluted share on total revenues of approximately $2.24 billion to $2.27 billion. We expect full-year 2021 AFFO to be in a range of $1.98 to $2.08 per diluted share, and we expect full-year 2021 adjusted EBITDA to be in a range of $386 million to $400 million.

For the first quarter 2021, we expect net income attributable to GEO to be in a range of $0.18 to $0.20 per diluted share on quarterly revenues of $579 million to $584 million. And we expect first quarter 2021 AFFO to be between $0.48 and $0.50 per diluted share.

Moving to our capital structure. At the end of the fourth quarter, we had approximately $284 million in cash on hand and approximately $136 million in borrowing capacity available under our revolving credit facility in addition to an accordion feature of $450 million under our credit facility.

With respect to our capital expenditures, we expect total CapEx in 2021 to be approximately $104 million, including $26 million for maintenance CapEx and $77 million in gross CapEx. Our estimated gross CapEx for the year includes $32 million to upgrade our BI electronic monitoring devices to the new 5G cellular network and $45 million for facility CapEx.

To continue our focus on paying down debt, our board reduced our quarterly dividend payment to $0.25 per share last month. In 2020, we paid down approximately $100 million in net debt consistent with our prior guidance. Our board will continue to evaluate our dividend and capital allocation strategy, including our planned capital expenditures with a goal of targeting a minimum of $75 million to $100 million in net debt repayment in 2021 and annually thereafter.

Additionally, we continue the dialogue with our lenders and creditors and are monitoring credit market conditions. We are also continuing to evaluate potential cost savings opportunities as well as the potential sale of a number of company-owned assets. During the first quarter of 2021, we completed the sale of our interests in the Talbot Hall reentry facility with net proceeds of approximately $13 million.

At this time, I’ll turn the call over to Blake Davis for a review of our GEO Secure Services segment.

Blake Davis

President, GEO Secure Services, The GEO Group, Inc.

Thanks, Brian. And good morning, everyone. I’d like to provide you a brief update on the 2020 operational highlights for our GEO Secure Services Business Unit. Over the last 12 months, our operational efforts have been focused on implementing mitigation strategies to address the risks associated with COVID-19 pandemic.

From the start of the pandemic, we began taking steps at our facilities to implement best practices consistent with the COVID-19 guidance that was issued for correctional and detention facilities by the Centers for Disease Control and Prevention. These practices included the implementation of quarantine, cohorting, and medical isolation procedures. We also have provided educational guidance to our employees and the individuals in our care on the best preventative measures to prevent the spread of COVID-19.

We have continuously exercised paid leave and paid time-off policies to allow our employees to remain at home if they exhibit flu like symptoms or to care for family members. We remain focused on implementing increased sanitation measures and deploying personal protective equipment including face masks for all employees and all those in our care. We have also taken steps to increase testing at our facilities, including the deployment of Abbott Rapid test devices. We’ve administered over 51,000 COVID tests in our facilities at the close of 2020.

We continuously evaluate these steps and we’ll make adjustments based on updated guidance by the CDC and other best practices. Despite the unprecedented challenges associated with the pandemic, our frontline employees have remained focused on providing high-quality services and delivering humane and compassionate care for all those in our facilities.

During 2020, our employees and facilities achieved several important milestones. Our facility successfully underwent 100 audits including internal audits, government reviews, third-party accreditation, and certification under the Prison Rape Elimination Act. Our medical services staff undertook over 350,000 quality healthcare-related encounters including intake health screenings, sick calls including intake health screens, sick calls, and offsite medical visits.

During the year, we achieved over 42,000 employee training completions and our GTI transportation division safely completed over 14 million miles driven. We are incredibly proud of our employees for their dedication and daily commitment to operational excellence.

Before I turn the call over to Ann, I’d like to address the recent executive actions that have been announced by the new administration at the federal level. Last month, the President issued an executive order directing the Attorney General to not renew DOJ contracts with privately operated criminal detention facilities. While we continue to monitor the order scope and implementation timeline, as we have noted in our recent announcements, the Bureau of Prisons has experienced a decline in federal populations more recently due to COVID-19.

As a result, the BOP has previously announced that it would not renew or rebid three of our existing contracts with the agency. The contract at our D. Ray James, Georgia facility ended on January 31. And our contracts at our Rivers North Carolina and Moshannon Valley Pennsylvania facilities expire on March 31.

We have three additional company-owned facilities contracted with BOP that have current option periods expiring in 2021. Our Great Plains Oklahoma facility at the end of May and our Big Spring and Flight Line facilities in Texas at the end of November. Given the President’s executive order and the decline in federal prison populations, we are preparing operationally for the potential that additional contracts with the Bureau of Prisons may not be renewed with their current option periods expire. The BOP owns and operates approximately 90% of the beds housing federal inmates. And since the late 1990s, the agency has used contractor-operated facilities as the swing capacity had needed to deal with overcrowding conditions in the federal prison system.

Contractor-operated facilities have historically been used by the Bureau of Prisons to house almost entirely non-US citizen [indiscernible] (18:06) serving sentences for federal crimes committed in the United States. Unlike the BOP, the US Marshals Service which is also under US Department of Justice, does not own and operate its facilities. The US Marshals Service contracts for bed capacity which is generally located in areas near federal courthouses to house pretrial offenders who have been charged with federal crimes under laws passed by Congress. The US Marshals Service contracts for these facilities primarily through intergovernmental service agreements and to a lesser extent, direct contracts.

The US Marshals Service may determine to conduct a review of the possible application of the executive order in its facilities. The administration has also taken several executive actions related to immigration. However, at this time, there have been no directives related specifically to enforcement or detention policies. Earlier this month, the President signed an executive order establishing an interagency task force on the reunification of families to identify migrant minors separated from their families.

As we have publicly stated in the past, we do not manage any facilities that house unaccompanied migrant minors. Our ICE Processing Centers are highly rated by national accreditation organizations and provide high-quality culturally responsive services in a safe and humane environment. Typical amenities at our centers include flat screen TVs in the housing areas, multi-purpose rooms, outdoor covered pavilions and artificial turf soccer fields. All those entrusted in our care are provided culturally sensitive meals approved by registered dietitian, clothing, 24/7 access to healthcare services and full access to telephone and legal services. Healthcare staffing at our ICE Processing Centers is approximately doubled than that of our State correctional facilities, which is needed to provide appropriate treatment for individuals who have numerous and diverse health and mental health needs. We have provided high-quality services for over 30 years under Democratic and Republican administration, including eight years under President Obama’s administration. And we welcome the opportunity to find ways to improve and deliver – the delivery of services and accountability at ICE Processing Centers.

At this time, I will turn the call over to Ann for a review of GEO Care.

Ann M. Schlarb

President-GEO Care & Senior Vice President, The GEO Group, Inc.

Thank you, Blake, and good morning, everyone. I’d like to briefly review the 2020 operational highlights for our GEO Care business unit. Consistent with the efforts undertaken by our GEO Secure Services facilities, we have been focused on implementing COVID-19 mitigation strategies. All of our residential facilities in GEO Reentry and GEO Youth Services issued guidance consistent with the guidance issued by the CDC. We put in place quarantine and cohorting policies and procedures and provide an educational and preventative guidance to our employees and all individuals in our care.

We have focused our efforts on increased sanitation measures, testing and deploying personal protective equipment including face masks. We have continuously exercised paid leave and paid time-off policies to allow our employees to remain home as needed. We have also implemented additional screening measures for entry into our facilities.

We continuously evaluate these steps and we’ll make adjustments as appropriate and necessary based on updated guidance by the CDC and other best practices. Despite the challenges associated with the pandemic, we have had several recent positive highlights. During the second half of 2020, we completed the reactivation of our company-owned Parkview Center in Alaska, under a new 112-bed contract with the Alaska Department of Corrections.

We also activated 11 new day reporting program sites with capacity to serve approximately 2,900 participants under a contract with the Tennessee Department of Corrections. And in Idaho, we activated four non-residential program locations to support up to 500 participants under a new partnership with the Idaho Department of Corrections. More recently, we’re pleased to have been awarded a new contract with the Federal Bureau of Prisons for a 118-bed residential reentry center in Tampa – in the Tampa Florida area which we expect to activate during the second half of 2021.

These positive milestones are indicative of the high-quality services delivered by our employees daily. We are very proud of our frontline employees who have continued to deliver rehabilitation and reentry programming to those in our care through these difficult times, often in innovative ways including through virtual technologies. We are particularly proud of our continued efforts of our GEO Continuum of Care program. Our Continuum of Care program integrates enhanced in-custody rehabilitation programs including cognitive behavioral treatment with post-release support services such as transitional housing, transportation, clothing, food and job placement assistance.

While we were significantly challenged during most of our 2020, our COC sites achieved several very important milestones. Our academic programs awarded more than 1,200 high school equivalency degrees and our vocational courses awarded close to 4,000 vocational training certifications.

Our substance abuse treatment programs awarded more than 7,600 program completions. And we achieved over 34,000 behavioral program completions and more than 31,000 individual cognitive behavioral sessions. We also provided post-release support services to more than 3,600 individuals returning to their communities with over 1,300 participants attaining employment. We believe that the scope of our Continuum of Care program is unparalleled and represents a significant contribution to criminal justice reform.

At this time, I will turn the call back to George for his closing remarks.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Thank you, Ann. We are very proud of our employees who have demonstrated incredible commitment and dedication during this unprecedented global pandemic. Despite the significant challenges associated with COVID-19 and new policy changes at the federal level, we believe our company remains resilient and is supported by long-term real estate assets and contracts entailing essential government services.

We’ve provided high-quality essential services for more than 30 years under both Democratic and Republic administrations. We recognize that heightened political rhetoric and the mischaracterization of our role as a government service provider has created concerns regarding our future access to financing, are aware of the importance of allocating capital to pay down debt in the current environment. We continue our focus on paying down debt. Our board recently reduced our quarterly dividend payment and we’ll continue to evaluate our dividend policy and capital allocation strategy. We remain committed to balance our continued creation of value to our shareholders with prudent management of our balance sheet and capital structure.

That completes our presentation and we will be glad to address any questions.

Question And Answer Session

Operator

We will now begin the question-and-answer session. [Operator Instructions] And our first question will come from Joe Gomes with Noble Capital. Please go ahead.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Good morning, George and Brian.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Good morning.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Good morning.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

The first question I wanted to ask, you guys had a nice beat on adjusted basis for the guidance you provided in the third quarter, even in such a difficult operating environment. And I just wondered if you could expound a little bit more on how you guys ended up beating the third quarter guidance – the guidance made in the third quarter. Pardon me.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Sure. So, I think two main issues, we’ve consistently during the pandemic perform better in a number of cost categories in the facilities. And we continue to see that during the fourth quarter. And going into next year, we’ve – we haven’t necessarily assumed that all that benefit will continue. So, we’ve been conservative with regards to that benefit that we’ve been able to experience and manage, and then we also saw some modest improvement in some of our occupancy levels at some of our facilities.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thank you for that. And on the BOP, I was wondering if you might be able to give us an idea of – on the three facilities that may be closed this year and not renewed. I guess I should say this year. What kind of level of revenues are we talking about on an annual basis that those three contribute? And how do you think you can make up for that lost business. And I know last quarter you talked a bit about their Nebraska was doing an RFP. You’re talking about a potential ICE contract here in the Northeast. I think Hawaii is looking for some – some more space. Maybe if you could just give us a little kind of color on where else you’re looking to offset some of the decline in the BOP business.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

We will be marketing those facilities should they become available and vacant to other correctional agencies federal, state, and local. So, those facilities are generally well located in relationship to large populations. And I have – are among the most modern facilities in the country. So, we think we have well-designed assets that are well located and can be recommissioned for other clients in the future. And we will devote our energies to achieve those objectives.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

And can you quantify what the non-renewals for run on an annual basis in terms of revenues?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yes. In each of those facilities is about – it is coincidentally about 1,800 beds and they’re all $30 million to $35 million in revenue.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thank you for that. And you said you sold one facility, I think, early this year. I mean, in the third quarter call, you mentioned that you were in the process of identifying potential sales. Where are you guys in that process? Are you still thinking that that $100 million in total sales over time is still a good number or do you think you might have identified some more facilities? And any color or detail there would be appreciated.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. And the number that we’re targeting right now is right around $100 million. I think we still think that that’s a good number and that’s probably a 24 month or so – 12-to-24-month horizon to get that accomplished.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And I know a lot of the – especially on the ICE side the facilities have minimum contract guarantees and we all know that the ICE populations have declined dramatically here in the COVID world. Is there any way to kind of quantify how much those populations on – maybe on a percentage basis need to rise before you’d be above the minimum guaranteed level?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, we’re significantly below the minimum guarantee level presently because of COVID and the closure of the southern border. But the formula for what we can expect in the future is an interplay between new administration governmental policies, the eventual opening of the southern border and the eventual passing of the COVID pandemic. The interplay between those three things will result in the new normalized norm which may not occur until by the end of the year. So, I think of ourselves right now in a transition period as those three things play out over the course of the year.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And just one more from me and I’ll get back in queue. George, I just wondered if you might kind of give us a little bit a – of some more detail on kind of the state of the Union. I was reading an article in The Washington Post where they were mentioning how a recent study identified that, at least at the US Marshals Service, the private providers were doing a much better job on – in terms of COVID and testing and tracking and in all of the other types of measure. Then, the facilities being run by the public which would at least some minor way, say, hey, the private guys actually are doing a good job. And so, I just wondered if you can kind of give us a little bit more of a State of the Union address where you see some of this all going. I know it’s early days and it’s difficult with the new administration, but any more insider clarity, State budgets and how that might be impacting, you see that impacting the business ICE, you touched a little bit about ICE and the Marshals and the BOP, but any other additional insight or color would be appreciated.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, you’ve brought up many different subjects. Let me try to think through sequentially how to address them. First of all, the proposed COVID relief bill, we think, would bring considerable additional financial resources to the states. The $350 billion that’s being proposed to be distributed to the states would be of a very large financial boost for all of the states, particularly the ones in the Sunbelt states. Of the Washington Post article which I did have a chance to review is we think fairly representative that the private sector has done a good job in dealing with the COVID situation. And why would that be? We think it is because the private sector is – has the flexibility to respond more quickly to issues of operational concern like COVID.

In our case, in GEO, we were able to begin testing our employees and our detainees very quickly. We got the 45 rapid test machines into our facilities. We purchased masks and other protective equipment very quickly. In some of our facilities, we’ve put in a new bipolar ionization system to purify the air in the facilities. But remember, all of our facilities are air-conditioned to begin with. And the population levels within our ICE facilities in particular are probably less than 40% of their designed occupancy. So, there’s plenty of room for social distancing. And we’ve gone to, we think fairly lengthy measures of beyond what our normal governmental counterparts have done to mitigate the risks of COVID spread within our facilities. It’s interesting that within ICE, of the 65,000 people we’ve served for the year, we only had one fatality which unfortunate as any fatality would be. We still think it’s a pretty good reflection on the quality of services we provided in our ICE facilities and the mitigation that took place by not only the ICE and CDC directives regarding social distancing, but our own individual initiative efforts which were not required by contract per se. But we did them on our own in buying PPE equipment, rapid COVID testing equipment and these new systems for bipolar ionization of the air systems.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Great. Thanks for that, George. Much appreciated.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Thank you.

Operator

Our next question will come from Mitra Ramgopal with Sidoti. Please go ahead.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Yes. Hi. Good morning. Thanks for taking the questions. I just wanted to start with the impact of COVID for us, and again I know a lot of moving parts here. But if you can maybe give us a big picture sense in terms of the impact it had on the business in 2020. And I know you indicated you expect it to normalize by year-end 2021. But how cautious are you in terms of the recovery as it relates to the guidance?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

It’s my impression that the COVID impact has been 15% to 20% reduction in our financial profitability. It could have been much worse if it weren’t for some of these guarantees. And let me speak to the reason for the guarantees. When we operate a facility, we’re required by contract to have a certain number of employees, staff regardless of the actual occupancy on a day-to-day basis. And that’s because it takes so long through the clearance process to bring any new employee on board. It’s a matter of several weeks, if not months. So, you can’t just scale up and scale down very quickly in any of our federal facilities. They need to be rather quarterly normalized as far as the staffing levels and that requires the payment of the labor costs which are at 70% of the overall cost that any facility and of course you have the cost of the building, whether you use all the building or just part of the building, the costs of the building is the same. So, that’s why guarantees are in place.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. No, that’s good. And as it relates to vaccinations and hopefully using that to get occupancy levels back up, if you can give us an update in terms of where you stand down in terms of your facilities receiving back for years and being able to do that?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

In our federal facilities, we’re kind of waiting in line as to when there’ll be a broader distribution of vaccines. But I know in some of our state facilities, they’re able to move more quickly on that.

Blake Davis

President, GEO Secure Services, The GEO Group, Inc.

Yeah, we have – we’ve contacted every local state and county health board and health department to get into the queue for vaccinations at every one of our facilities nationwide. A number of states are distributing at a higher rate. Look, for example, New Mexico, Indiana. And so, we are getting our folks vaccinated in those states. But I can tell you, in every one of our location, we have built relationships with the local health department. We’re in the queue for distribution and we will be prioritized in that distribution as vaccines become available. So, again, we’re just very, very anxious to be able to try to get everyone vaccinated. We’re patiently waiting like most of the country is right now as we – as our names come up.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And as it relates to ICE, I’ve been reading recently it has been sort of an uptick in border crossings and I’m not quite sure how the administration is dealing with it. But initially, it looks like they are keeping a number of individuals here as opposed to releasing them immediately as we saw in the past administration. I was just wondering any thoughts on that if you potentially see that as a – maybe a tailwind going forward with the new administration?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, we know ICE is doing a lot of planning, but I think the situation is – fair to say, is fluid. And between the ice storm and COVID, there’s a lot of things that have to be factored into their planning. And I would – I think they’re mindful that there’s tens of thousands of people waiting in Mexico at our southern border and they like – I think they’d like to bring some of them in an orderly fashion, but that needs to be planned out and I think that’s what they’re focusing on at this time.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And that is switching to a community-based youth services the occupancy certainly declined pretty meaningfully this past year due to the environment. And I was just wondering if you see this basically as the bottom, sounds like you have quite a few initiatives going forward in terms of activating some new facilities and seems like you might have a good pipeline there in terms of bringing on new business.

Ann M. Schlarb

President-GEO Care & Senior Vice President, The GEO Group, Inc.

So, this is Ann. The new business that I spoke of was our reentry residential center. So, yes, we do see that beginning to build back slowly with COVID. And direct to your question about the youth facilities, COVID had quite an impact on the census reduction and in most cases across the country the courts stopped intakes, referrals were stopped. So, we were really at a standstill. And then just to ensure social distancing, to make sure all the CDC guidelines and protocols were in place, the census came down significantly. We are beginning to see a bit of a build as we see the positive cases decline quite dramatically on the youth side of the division.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks again for taking the questions.

Operator

The next question will come from Kirk Ludtke with Imperial Capital. Please go ahead.

Kirk Ludtke

Analyst, Imperial Capital LLC

Good morning.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Good morning.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Good morning.

Kirk Ludtke

Analyst, Imperial Capital LLC

A couple topics. One, your fiscal 2021 guidance and then the other – your dividend policy, yeah, I can only imagine how difficult forecasting must be for you. But I’m curious, you mentioned there are four facilities ramping during the course of 2021 and contributing to the 2021 guidance. Could you – if we’re thinking about this in terms of a bridge, could you quantify how much incremental EBITDA those four facilities are contributing?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No, I mean, we don’t historically give EBITDA guidance by facility. I think we’ve indicated the revenue impact from the facilities that are expected to go away. I don’t have the exact revenue impacted the facilities that are coming online, but we typically provide that guidance as well.

As I said, the BOP facilities that are expected to roll off this year is about $100 million in revenue between the three of them, but all of that revenue won’t impact this year. Some of the revenue that will impact is the facilities that have already been announced for termination plus these others that we expect to terminate, offset by the facilities that are coming online which are mainly the facilities in California and the US Marshals facility in Texas.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. That’s helpful. Thank you. And with respect to pricing, another I’m sure difficult thing to model right now. But you mentioned there were a number of facilities where the occupancy rates are low. How did you think about pricing and contract minimums on the new contracts that are renewed this year?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, most of our contracts, that when they renew – so, we’re talking about contracts that are within the full contract term, when they renew those pricing mechanisms, are already set. On our federal contracts, the step-up in price are built into the contracts. And on our state contracts, we may go through an appropriations process to get an incremental increase for an adjustment inflation, but the other terms of the contract do not change. Those are already established when we enter into the initial base period of the contract.

Kirk Ludtke

Analyst, Imperial Capital LLC

Oh, interesting. Okay. Thank you. And then, with respect to your dividend policy, will you continue to flex the dividends with profitability or is there a dollar payout that you want to maintain? Is there a floor on the dividends?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, we have to maintain a certain amount of dividend to maintain our REIT status. And as far as increasing the dividend, we will evaluate whether we’re going to increase or decrease or change the dividend or hold it steady on a quarterly basis. So, I think based on the guidance that we’ve already established looking at our capital requirements, the cash flows and trying to also maintain debt reduction of $75 million to $100 million a year.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. And then, lastly, have there been any developments that the board did not anticipate the last time you considered your REIT status?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

When you say when we considered the REIT status, when we converted to our REIT?

Kirk Ludtke

Analyst, Imperial Capital LLC

Well, as – I think last call, you talked about that the board has evaluated the REIT status and decided to remain on REIT, has anything happened since that last decision point that was a surprise, that might prompt a reconsideration of the – or is everything that’s happened in the last couple of months, was that already largely anticipated?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, the dividend policy like we said will be re-evaluated. As George said, there is a little bit of a transitional period. I think there were three items he mentioned, policy of the new administration, how that pandemic wanes or adjust during the year, and then the impact of occupancies on our facilities due to border policy.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

I would acknowledge that the new executive orders had an impact, that that’s the newest thing that’s occurred. And we have factored that into our budget for the – this upcoming year.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay great. I appreciate it. Thank you.

Operator

The next question will come from Jordan Sherman with Ranger Global. Please go ahead.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Thanks. I just want to clarify one point on the BOP situation and then – or it’s actually two points, and then I have a bigger picture question. The three facilities that you expect to roll off this year you have not received notice yet of those, when would you expect to get specific notice about those or have you received specific notice?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Like when is it required?

Blake Davis

President, GEO Secure Services, The GEO Group, Inc.

Just typically, we would receive notice about 60 days prior to that option period, if they were going to provide us notice.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. And then, beyond the three that have been already canceled the three that we roll off, how many additional BOP facilities are there and what’s – what would be the timing of that contract expiry?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, there’s three other contracts. One is an owned facility, similar in size with the other ones we’ve discussed, 1,800 beds, about $35 million in revenue that contract – the next renewal point would be September of 2022, and then there’s two... [indiscernible]

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

(51:00).

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

North like, yeah.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Ok, got it.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

And then, there’s two other facilities that are pretty unique managed only facilities where we provide senior level management services. We don’t own the real estate and combine between the two, they are only about $5 million to $7 million in revenue per year. Both of those have renewal dates that are also in 2022.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Would you expect those to be part of this process as well?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

They could be.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

But not clear yet.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

It’s not clear.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. Just from a policy standpoint, as you think about there’s a lot of commentary about the push from the progressive side, and clearly you had this memo about the DOJ not renewing, seeking to renew private prison contracts. But I guess as you think about the implementation of that and maybe any roll-through for the rest of the administration policies, how much comfort or not do you get from the people who are directly sort of overseeing the sort of key areas like Alejandro Mayorkas at the DHS and I guess Merrick Garland over the DOJ, and of course you’ve got Biden. All of them seem to be moderates with very – so practical experience. So, I’m wondering how you think about how – this sort of bigger picture, and I guess with Susan Rice as the Head of Domestic Policy as well – Domestic Policy Council, all are practical with – with practical experience moderates. So, I’m just wondering how you think from a policy standpoint about that?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

I do agree that we consider all three moderates, but we acknowledge that there is a different philosophy that will be affected by the three things I was talking about and that is the technical issues of changing immigration – historical immigration policies, the technical issues that are involved with that and legal issues. The COVID situation and whether it continues or abate and the eventual opening of the border. So even if you want to have a fundamental change, you still have to face those headwinds in how to implement your new policies.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Right. Just the other one – on that, there are a lot of moving parts when you think about the whole ICE detention levels, border was closed now although as mentioned earlier the Southwestern counters are up dramatically. Court systems have slowed or shut down. They are moving to a system with more catch and release and not trying to detain as many people at least that’s the goal we haven’t seen how that will work out and changes possibly in interior enforcement or trying to [indiscernible] (54:50) to detention, what – as you think about the timeline for these changes, I focused

– I guess I focused in on the sort of the budget for ICE as one data point, where also will you be looking for specifically I guess as the opening – a potential opening up of the border though the – I guess what are the timeline of some of these things, do you think about the – for when do you think you will see additional information?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

I originally thought things would happen more quickly. But now I am of the view that I think it’s going to take the full year for things to fall into place and to normalize. That so I think the time horizon for normalization is probably towards the end of the year.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

With no specific deadline – other than the budgets discussion which has its own sort

[indiscernible] (55:55) there’s no specific data – deadline data points that you can point to, that you now know with at the moment?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

No, not that I’m aware of. And when you have a freak snowstorm hit the United States and a loss of power involving millions of people, it throws a wrench into any kind of operational reformatting of prior policies.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Understood. Yeah. Okay. And then just can you talk about the – you have some debt coming due over the next few years including, I guess a $200 million next year, $300 million in 2023 and then of course the bigger things coming due in 2024. Can you talk about how your plans and your thoughts about how to address those?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, obviously, firstly, we’ll address the 2022s. We will look at the capital markets and try to get something done there. We also have – our revolving credit facility has approximately $250 million in capacity that we can apply towards paydown of unsecured debt. So, that’s a backstop and then as we mentioned also, we want to pay down about $75 million to $100 million through free cash flow or use of our own cash flow. So, I think those are the three things that we’ll be working together to try and take out those the next two instruments the 22s and the 23s, and then as we see that occur I think we will have improved access to the market to take out the other instruments.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

And the timing of addressing the 22s when do you start that process?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

First-half of this year.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

With the announcement of the details as you will – as that comes together?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. I mean whatever we do in the – yeah. There’ll be some sort of announcement when we do something absolutely.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. All right. Thank you very much.

Operator

The next question will come from Nick Jarmoszuk with Stifel. Please go ahead.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

Hi. Thanks for taking the questions. On the ICE contracts, I know some questions have been asked already, but I will try a different approach. In a world where there’s going to be limited arrests and deportations, can you help us think about how your ICE facilities fit into an administration that is going to be having such a materially different arrest and deportation policy?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, we’ve been providing these services for more than three decades and the locations of the facilities were generally specified by ICE over the course of the last three decades. So – and they are among the newest facilities in the country, they’re all air-conditioned. They’re all accredited by the American Correctional Association. from a design standpoint and we’ve incorporated favorable amenities in the facilities like flat screen TVs and artificial turf soccer fields and additional program spaces inside the facility as well as outside the facility.

And as it has been mentioned, these facilities have typically doubled the healthcare staff that you would find in any correctional facility. So, the healthcare departments are fairly elaborate and have a capacity that is unmatched generally by correctional facilities of comparable size as they should be, because these are not correctional facilities. There are several detention facilities and we agree that they need to look and be operated differently with different rules that come from ICE, and we think we’ve achieved the objective of ICE over the years in restyling how these facilities look and how they operate and the amenities available for the residents and we are flexible to further changes as there is new thinking on what these facilities should look like or how they should operate. We remain flexible. We’re just a government services provider that provides the services that are specified in a solicitation. We do what we’re asked to do and we go beyond that.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

So, then it returns the question of I agree that the facilities check off a lot of boxes in terms of improving. Anyone who comes over the border their immediate quality of life is better than being outside in the elements. However, from the government services perspective if the government is no longer arresting and deporting, are your services still needed?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, I don’t think they’ll completely stop arresting and deporting. There could be a change in the volume that you speak of. But that will have to be repriced if it comes to pass or if it’s necessary. But if you have a building that can hold a certain amount of people and it holds slightly less, that will require slightly less staff and slightly less cost. So, we have the flexibility to reprice according to the government’s needs. But they have been thoughtful in prior years that there are fluctuations in the population that are seasonal. And there the summer months are the most active months. The winter and fourth quarter are the lowest active months. And so, you go through these fluctuations and it’s difficult to adjust those fluctuations on a staffing basis because it takes so long to recruit and retain staff that are background screened. So, the staffing has generally stayed fairly stable, but if there’s a step down in the staffing for long-term objectives in lower capacity under the Trump administration, the capacity or the number of residents in ICE facilities rose to 50,000 as compared to at the end of the Obama administration is 35,000. Today, it’s 16,000 primarily because of COVID. So, where it goes from where it is today, I’m not sure anybody knows because of so many factors that come into play, but we have been good partners with ICE for three decades and we hope that relationship will continue in the future.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

So, given the fact that nobody really knows what’s happening with ICE, I wanted to address the REIT versus C-Corp and the distribution. Leverage from my perspective is high and given that there’s lack of clarity in the overall outlook for the business, how do you justify still paying out over $100 million of distribution to shareholders rather than focusing on the balance sheet?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, I would think that some of the shareholders have bought into the company’s stock because of the dividend but we’ve been trying to balance the interests of both the bondholders and the shareholders and we’ve reduced the dividend by almost 50% in the last year. So, we think we’re looking out for both interests as we move forward and paying down debt while reducing our dividend

. And as Brian said, we look at this on a quarter-by-quarter basis.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

All right. That’s all I had.

Operator

Our time for the question-and-answer session has concluded at this time. I would like to turn the conference back over to George Zoley for any closing remarks. Please go ahead, sir.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Oh, we thank you for your participation in today’s call and your questions and look forward to addressing you in the future. Thank you.

Operator

The conference call has now concluded. Thank you for attending today’s presentation you may now disconnect.